UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY		12701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting held on March 14, 2011, the Board of Directors (the “Board”) of Empire Resorts, Inc. (the “Company”) approved and adopted Amendment No. 6 (the “By-Law Amendment”) to the Second Amended and Restated By-laws of the Company.  The By-Law Amendment reduced the advance notice required to call a special meeting of the Board from 72 to 24 hours.  In addition, the By-Law Amendment adopted certain revisions to reflect the previously approved declassification of the Board, which correspond to amendments to the Company’s Amended and Restated Certificate of Incorporation that were approved by the Company’s stockholders at a special meeting held on  February 16, 2011.  The By-Law Amendment became effective immediately upon its approval by the Board.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Law Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 14, 2011, the Board also approved and adopted a number of amendments to the Company’s Code of Business Conduct and Ethics (the “Code”).  In addition to administrative revisions, the more substantive amendments to the Code included the following: (a) the Company’s Chief Compliance Officer (“COO”) will now submit monthly reports regarding alleged violations of the Code to the Chair of the Regulatory Compliance Committee rather than the entire Board; (b) the types of businesses in which employees must report their participation or ownership of an interest in, and receive authorization with respect thereto, was clarified to include only businesses that compete or conduct business with the Company; (c) political contributions on behalf of the Company now require the approval of the Company’s Chief Executive Officer and the Chairman of the Board; (d) employees of the Company must provide the  CCO with prior notification of any legally required public disclosure of confidential information; and (e) provisions were added with respect to the reporting of potential violations of the Code online via a confidential website.

The foregoing description of the above referenced amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, as amended, which is available on the Company's website at www.empireresorts.com.

Item 8.01.	Other Events.

The Board has set a record date of March 28, 2011 for the Company’s proposed rights offering, which was announced on November 8, 2010.  Pursuant to the terms of the rights offering, all holders of the Company’s common stock would receive, with respect to each share held on the record date, the non-transferable right to purchase approximately 0.56975 shares of common stock (subject to adjustment based on the number of shares outstanding on the record date) at a price of $0.8837 per share.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amendment No. 6 to the Second Amended and Restated By-laws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: March 17, 2011	By:	/s/ Joseph A. D’Amato
	Name:	Joseph A. D’Amato
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description
3.1	Amendment No. 6 to the Second Amended and Restated Bylaws of the Company.